EXHIBIT 8.1

May 3, 2004

Board of Directors
Trizec Properties, Inc.
223 South Wacker Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

             We have acted as counsel to Trizec Properties, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s registration of up to $500,000,000 aggregate amount of shares of common stock of the Company, pursuant to the registration statement on Form S-3 filed by the Company on April 16, 2004, (the “Registration Statement,” which includes the prospectus of the Company (the “Prospectus”)). In connection with the Registration Statement, you have asked us to provide you with the opinions set forth below.

Basis for Opinions

             The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

             In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or

Board of Directors
Trizec Properties, Inc.
May 3, 2004

appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Prospectus; (2) the Company’s current report on Form 8-K dated as of April 15, 2004; (3) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof; (4) the organizational documents of certain partnerships and limited liability companies in which the Company owns an interest (collectively, the “Partnership Subsidiaries”); and (5) the organizational documents and stock ownership records of certain corporations in which the Company owns an interest (collectively, the “Corporate Affiliates” and, together with the Partnership Subsidiaries and the Company, the “Group Entities”). The opinions set forth in this letter also are premised on certain written representations of the Company contained in a letter to us dated May 3, 2004 (the “Management Representation Letter”).

             We have made such legal and factual inquiries, including an examination of the documents set forth above, including the Prospectus and the Management Representation Letter, as we have deemed necessary or appropriate for purposes of rendering our opinions. For purposes of rendering our opinions, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including the Prospectus and the Management Representation Letter. We consequently have relied upon the representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and complete and have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company.

             In connection with our opinion, we have assumed, with your consent:

(1)	that all of the representations and statements set forth in the documents (including, without limitation, the Management Representation Letter) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Company’s articles of incorporation, have been and will be performed or satisfied in accordance with their terms;

(2)	the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

Board of Directors
Trizec Properties, Inc.
May 3, 2004

(3)	that each of the Group Entities has been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the Prospectus and the Management Representation Letter;

(4)	that the Company is a validly organized and duly incorporated corporation under the laws of the State of Delaware, each Corporate Affiliate is a validly organized and duly incorporated corporation under the laws of the state or country in which it is purported to be organized, and each of the Partnership Subsidiaries is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized.

Opinions

             Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

1.	the Company’s current and proposed organization and method of operation (as described in the Management Representation Letter and in the Prospectus, including the documents incorporated by reference into and made part of the Prospectus) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2004, and thereafter; and

2.	the portions of the discussion in the Company’s current report on Form 8-K that was filed with the Securities and Exchange Commission on April 15, 2004, under the caption “Material United States Federal Income Tax Considerations” (which is incorporated by reference into and made part of the Prospectus) that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

             We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter. The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company or the other Group Entities, the sources of their income, the nature of their

Board of Directors
Trizec Properties, Inc.
May 3, 2004

assets, the level of the Company’s distributions to its stockholders and the diversity of the Company’s stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

             This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. This opinion letter may not be relied on by any other person or for any other purpose without the prior written consent of this firm.

             We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to Hogan & Hartson L.L.P. under the caption “Legal Matters” in the Prospectus. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson, L.L.P.

Hogan & Hartson L.L.P.